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Exhibit 77Q1 - Additional Items

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the Registrant has included the complete list of foreign sub-custodians below.

ITEM 15

CUSTODIAN:  BROWN BROTHERS HARRIMAN & CO.
      Country                               City                          Foreign Sub-Custodian
Australia          HSBC Bank Australia Limited                                   Sydney
Austria            Unicredit Bank Austria AG                                     Vienna
Bahrain            HSBC Bank Middle East Limited, Bahrain Branch                 Manama
Bangladesh         Standard Chartered Bank, Bangladesh Branch                     Dhaka
Belgium            ING Bank Belgium, S.A.                                       Brussels
Bermuda            Bank of Bermuda HSBC                                         Hamilton
Botswana           Stanbic Bank Botswa N/A Ltd                                  Gaborone
Brazil             Citibank N.A., Sao Paulo                                    Sao Paulo
Bulgaria           ING Bank, N.V., Sofia Branch                                  Sofia
Canada             RBC Dexia Investor Services Trust (RBC Dexia)                Toronto
Chile              Banco de Chile                                               Santiago
China              Standard Chartered Bank (China) Limited                      Shanghai
Colombia           Cititrust Colombia, S.A. Sociedad Fiduciaria                  Bogota
Cyprus             BNP Paribas Securities Services, Athens Branch                Athens
Czech Republic     Citibank Europe plc                                           Praha
Denmark            Danske Bank A/S                                             Copenhagen
Egypt              Citibank, N.A., Cairo Branch                                  Cairo
Estonia            AS Hansapank (Nordea Bank Findland PLC)                      Tallinn
Finland            Nordea Bank Finland Plc                                      Helsinki
France             BNP Paribas Securities Services S.A., Paris Branch            Paris
Germany            Deutsche Bank AG, Frankfurt                                  Frankfurt
Ghana              Barclays Bank of Ghana Ltd.                                   Accra
Greece             HSBC Bank Plc, Athens Branch                                  Athens
Hong Kong          Hongkong & Shanghai Banking Corporation (HSBC)               Central
Hungary            UniCredit Bank Hungary ZRT                                   Budapest
India              Citibank, N.A., Mumbai Branch                                 Mumbai
                   Hongkong & Shanghai Banking Corporation (HSBC), India B       Mumbai
Indonesia          Citibank, N.A., Jakarta Branch                                Jakarta
Ireland            Governor and Company of the Bank of Ireland                   Dublin
Israel             Bank Hapoalim BM                                             Tel Aviv
Italy              BNP Paribas Securities Services, Milan Branch                  Milan
Japan              Bank of Tokyo-Mitsubishi UFJ Ltd                              Tokyo
Jordan             HSBC Bank Middle East Limited, Jordan Branch               Western Amman
Kenya              CfC Stanbic Bank Ltd                                         Nairobi
Lebanon            HSBC Bank Middle East Limited, Lebanon Branch                 Beirut
Luxembourg         Kredietbank Luxembourg                                      Luxembourg
Malaysia           HSBC Bank Malaysia Berhad                                  Kuala Lumpur
Mauritius          Hongkong & Shanghai Banking Corporation (HSBC), Mauriti     Port Louis
Mexico             Banco Nacional de Mexico, S.A. (Banamex)                    Mexico City
Morocco            Citibank Maghreb                                            Casablanca
Namibia            Standard Bank Namibia Limited                                Windhoek
Netherlands        Fortis Bank (Nederland) NV                                   Amsterdam
New Zealand        Hongkong & Shanghai Banking Corporation (HSBC), New Zea      Auckland
Norway             DNB Bank Nor ASA                                               Oslo
Oman               HSBC Bank Middle East Limited, Oman Branch                     Ruwi
Pakistan           Standard Chartered Bank (Pakistan) Limited                   Karachi
Panama             HSBC Bank (Panama) S.A.                                     Panama City
Peru               Citibank del Peru S.A.                                         Lima
Philippines        Hongkong & Shanghai Banking Corporation (HSBC), Philipp       Manila
Poland             Bank Handlowy w Warszawie SA                                  Warsaw
                   Bank Polska Kasa Opieki SA                                    Warsaw
Portugal           BNP Paribas Securities Services S.A., Paris Branch            Paris
Romania            ING Bank N.V., Bucharest Branch                             Bucharest
Russia             ZAO KB Citibank                                               Moscow
Singapore          Hongkong & Shanghai Banking Corporation (HSBC), Singapo      Singapore
Slovakia           ING Bank NV, Bratislava Branch                              Bratislava
Slovenia           UniCredit Banka Slovenija d.d.                              Ljubljana
South Africa       Standard Bank of South Africa Limited                      Johannesburg
South Korea        Citibank Korea Inc.                                           Seoul
Spain              Societe Generale Sucursal en Espana S.A.                      Madrid
Sri Lanka          Hongkong & Shanghai Banking Corporation (HSBC), Sri Lan       Colombo
Swaziland          Standard Bank Swaziland                                       Mbabane
Sweden             Skandinaviska Enskilda Banken AB (publ)                     Stockholm
Switzerland        UBS AG                                                        Zurich
Taiwan             Standard Chartered Bank (Taiwan) Ltd.                         Taipei
Thailand           Hongkong & Shanghai Banking Corporation (HSBC), Thailan      Bangkok
Transnational      Brown Brothers Harriman & Co.                                 Boston
Turkey             Citibank Anonim Sirkiti                                      Istanbul
United Arab EmirateHSBC Bank Middle East Limited (DIFC) branch                    Dubai
United Kingdom     HSBC Bank Plc                                                 London
Uruguay            BankBoston                                                  Montevideo
Venezuela          Citibank, N.A., Caracas Branch                               Caracas
Zambia             Stanbic Bank Zambia Ltd.                                      Lusaka
Zimbabwe           Stanbic Bank Zimbabwe Limited                                 Harare
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